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EXHIBIT 99.1                       FLAG Atlantic-1
                                   a joint venture between FLAG Telecom and GTS


PRESS RELEASE
FOR IMMEDIATE ISSUE

          FLAG TELECOM ACQUIRES GTS'S 50% HOLDING IN THE FLAG ATLANTIC
                    JOINT VENTURE - GTS RETAINS A FIBRE PAIR

London, 31 October 2000: FLAG Telecom (FLAG) and Global TeleSystems (GTS) announced today that they have reached an agreement whereby GTS will sell to FLAG its interest in FLAG Atlantic Limited (FLAG Atlantic), the 50/50 joint venture that is building the FLAG Atlantic-1 (FA-1) system, while retaining ownership over certain infrastructure including a trans-Atlantic fibre pair.

The total value of the transaction to GTS is $175 million. Under the terms of the agreement, GTS will receive $135 million in cash from FLAG Telecom. In addition, GTS will receive additional duct and dark fibre assets in France and will retain the right to acquire backhaul fibres from FLAG Atlantic on favourable terms going forward. GTS's fibre pair purchased on the system, with a total design capacity of 400 Gbps, will now have an initial lit capacity of 80 Gbps (8 x 10 Gbps).

The transaction will have no impact on either the project's scheduled first quarter 2001 Ready For Service (RFS) date or on the project's budget. Funding arrangements for the project, including all pre-sale proceeds of $800 million, are likewise unaffected.

Andres Bande, Chairman and CEO of FLAG Telecom, commented: "We are very happy to have concluded this transaction with GTS, which we believe makes great strategic sense for both sides, and we look forward to the benefits of full ownership of this technologically advanced 2.4 Tbps system. With full ownership, we gain greater operational flexibility and secure a strategic competitive advantage on one of the world's busiest routes, while enhancing overall shareholder value."

"The FA-1 system will support our fast developing network services business, delivering IP and network services across our global platform for carriers, ASPs and ISPs. Demand for capacity across the Atlantic continues to grow, and this agreement enables FLAG to increase its ownership of highly resilient capacity, and at a very attractive cost base. We



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will continue to offer a range of products, including 10 Gbps wavelengths, between the three world hubs of New York, London and Paris, and provide connectivity to the rest of Europe and beyond. "

Robert Amman, Chairman and CEO of GTS said: "I am pleased that we have reached the successful conclusion of the FLAG Atlantic JV in a manner that is beneficial to both parties. We set out to acquire premier trans-Atlantic network facilities at the lowest industry cost and that is exactly what we have now achieved. This expands upon our core optical and IP networking business and enhances our position as the leading network service provider with multi-gigabit optical and IP service connecting North America to the largest pan-European network. As a major stakeholder in the project, our support of FA-1 remains undiminished."

FLAG Telecom will fund the cash consideration for the transaction out of its own cash resources. On completion of the transaction, FLAG Atlantic Limited will become a wholly-owned subsidiary of FLAG Telecom Holdings Limited and its financial results will be consolidated with those of the parent company. Subject to certain conditions being fulfilled, completion is expected to take place before the end of the year 2000.

FLAG Atlantic-1 continues on schedule with the UK, French and New York (North) landing stations completed, all shore-end cables landed and marine installation underway. Over 50% of the system capacity has been purchased by leading carriers and the cable remains the architecture of choice for Internet traffic.


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ABOUT FLAG ATLANTIC-1

FLAG Atlantic -1 is the world's first multi terabit trans-Atlantic cable system which will offer direct connectivity between New York, London and Paris, with seamless connections to numerous other cities in the US, Europe and other countries in the Middle East and Asia Pacific.

The transoceanic network is being built as a loop system. The entire FA-1 system is planned to consist of three self-healing, high-capacity loops with twin terrestrial access points connecting seamlessly to the existing FLAG cable system. The cable stretching over 14,000 kilometres from Europe to the USA will provide secure end to end circuits to almost all major world business centres.

FA-1 will use laser-generated light to transmit digital information using Dense Wavelength Division Multiplexing (DWDM). Each cable will be capable of carrying over two trillion bits of IP or data traffic per second (2.4 Tbps), making the system highly resilient with no single point of failure.

ABOUT FLAG TELECOM

FLAG Telecom is a leading independent global carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. The FLAG Europe-Asia cable stretches from the UK to Japan and entered commercial service in November 1997. FLAG Atlantic-1, the world's first transoceanic terabit cable system, is currently under construction and is scheduled to enter service in Q1 2001. The FLAG Pacific-1 cable is the longest DWDM system announced to date and is expected to enter service in 2002.

Telecommunications is one of the fastest growing industries and FLAG Telecom is well positioned to be a world leader in a critical segment of this market. By 2002 FLAG Telecom's technologically advanced cable network is expected to stretch over 64,500 route km from New York City across the Atlantic to London, Paris, and all major European business centers; through the Mediterranean to the Middle East, Africa and onto Asia. From Tokyo it will run across the Pacific to the Internet hub cities of Vancouver, Seattle, San Francisco and Los Angeles.

Leveraging off this unique network FLAG Telecom's rapidly growing Network Services division markets a range of managed bandwidth and value added services targeted at carriers, ISPs, and ASPs worldwide.

www.flagtelecom.com

ABOUT GTS (www.gtsgroup.com)

Global TeleSystems, Inc., is the leading provider of e*Business and borderless broadband services across Europe, serving businesses and carriers with a range of broadband, hosting, Internet/IP and voice services. As an industry leader in Europe, the company has the largest cross-border fiber optic network; the largest Tier-1 IP backbone



(GTS Ebone); the most widely deployed pan-European e*Business sales and service staff; and the largest pan-European customer base. GTS's first and most extensive


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trans-European broadband fiber network includes on-net points of presence in 38
European cities (50 cities planned) and stretches across 17,500 route kilometres (25,000 route kilometres planned) with six city enterprise networks (CENs) (16 CENs planned), providing intra-city bandwidth. The company has its European operating headquarters office in London; additional corporate offices in Washington, D.C., Brussels and Cork, Ireland; and sales and service operations in 20 countries.


For further information, contact:

FLAG TELECOM:
MEDIA:
Jane Windsor, Director of Communications
Tel: + 44 (0) 20 7317 0811; fax: + 44 20 7317 0808
E-mail: jwindsor@flagtelecom.com;
Website: www.flagtelecom.com

INVESTORS:
Catherine Nash, Director, Investor Relations
Tel:  +44 (0) 20 7317 0894;  fax:  +44 20 7317 0808
E-mail: cnash@flagtelecom.com

GTS:
EUROPEAN MEDIA
Glenn Manoff, GTS
Tel: +44 (0) 20 769 8290; fax +44 02 7769 8084; email: glenn.manoff@gtsgroup.com

Christine Fisk, Noiseworks
Tel: +44-(0)-1628-628-080; fax +44-(0)-1628-779-999;
e-mail: christinef@noiseworks.com

INVESTORS
Jim Shields, Director, Investor Relations
Tel.: +44 (0) 207 769 8264; fax: +44 (0) 207 769 8068
e-mail: jim.shields@gtsgroup.com

Patti Grohs, Senior Manager, Investor Relations
Tel.: +1-703-236-3170; fax: +1-703-236-3606; e-mail: patti.grohs@gtsgroup.com


Statements contained in this Press Release which are not historical facts may be forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated.


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